Exhibit 23.4

Consent of Independent Auditors

We consent to the use of our report dated April 19, 2023, with respect to the consolidated financial statements of Windfield Holdings Pty Ltd and its subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

KPMG

Perth, Australia

March 4, 2024